Exhibit 99.1

Healthpeak Properties Prices $400 Million of 5.250% Senior Unsecured Notes due 2032

DENVER, January 9, 2023 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: PEAK) announced today that it has priced a public offering of $400 million aggregate principal amount of 5.250% senior unsecured notes due 2032. The price to investors was 99.883% of the principal amount of the notes.

The estimated net proceeds of the offering, after deducting the underwriting discount but before deducting fees and expenses payable by Healthpeak, are expected to be approximately $396.9 million. Healthpeak intends to use the net proceeds from the offering for the repayment of a portion of the Company’s outstanding commercial paper and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development activities and capital expenditures.

The offering is expected to close on January 17, 2023, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities, BofA Securities, PNC Capital Markets LLC, Scotiabank and Truist Securities are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement and prospectus and a related preliminary prospectus supplement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectus for the offering, when available, can be obtained from: (i) Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, or by calling: 1-800-645-3751, or by emailing: wfscustomerservice@wellsfargo.com, (ii) BofA Securities, Inc. at 200 North College Street, 3rd Floor, NC1-004-03-43, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or by calling: 1-800-294-1322, or by emailing: dg.prospectus_requests@bofa.com, (iii) PNC Capital Markets LLC at 300 Fifth Avenue Pittsburgh, Pennsylvania 15222, or by calling: 1-855-881-0697, or by emailing pnccmprospectus@pnc.com, (iv) Scotia Capital (USA) Inc. at 250 Vesey Street, New York, NY 10281, Attention: Debt Capital Markets, or by calling: 1-800-372-3930, or (v) Truist Securities, Inc.at 303 Peachtree Street, Atlanta, GA 30308, Attention: Prospectus Department, or by calling: 1-800-685-4786, or by emailing: TSIdocs@Truist.com.

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “will,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include our ability to complete the offering in a timely fashion or at all, that the proceeds from the offering may not be deployed as anticipated; and those risks and uncertainties associated with Healthpeak’s business described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its subsequent filings with the Securities and Exchange Commission. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400